Exhibit 99.1

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: January 26, 2024

Medicxi Growth I LP

By:	/s/ Giles Johnstone-Scott
Name:	Giles Johnstone-Scott
Title:	Director
For and on behalf of Medicxi Ventures Management (Jersey) Limited as manager of Medicxi Growth I LP

Medicxi Growth Co-Invest I LP

By:	/s/ Giles Johnstone-Scott
Name:	Giles Johnstone-Scott
Title:	Director
For and on behalf of Medicxi Ventures Management (Jersey) Limited as manager of Medicxi Growth Co-Invest I LP

Medicxi Growth I GP Limited

By:	/s/ Nigel Crocker
Name:	Nigel Crocker
Title:	Alternate Director

Medicxi IV LP

By:	/s/ Giles Johnstone-Scott
Name:	Giles Johnstone-Scott
Title:	Director
For and on behalf of Medicxi Ventures Management (Jersey) Limited as manager of Medicxi IV LP

Medicxi Co-Invest IV LP

By:	/s/ Giles Johnstone-Scott
Name:	Giles Johnstone-Scott
Title:	Director
For and on behalf of Medicxi Ventures Management (Jersey) Limited as manager of Medicxi Co-Invest IV LP

Medicxi IV GP Limited

By:	/s/ Nigel Crocker
Name:	Nigel Crocker
Title:	Alternate Director

Medicxi Ventures Management (Jersey) Limited

By:	/s/ Giles Johnstone-Scott
Name:	Giles Johnstone-Scott
Title:	Director